Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2026, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2026 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Jill Sawyer	Brenda Pomar
Senior Vice President, Investor Relations	Senior Director, Corporate Communications
301.998.8265	301.998.8316
jsawyer@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Reports Second Quarter 2026 Results and Guidance Raise
NORTH BETHESDA, Md. (July 31, 2026) – Federal Realty Investment Trust (NYSE:FRT) today reported its results for the second quarter ended June 30, 2026. For the three months ended June 30, 2026 and 2025, net income available for common shareholders per diluted share was $0.97 and $1.78, respectively, with the year-over-year decline primarily driven by a lower gain on the sale of real estate compared to the prior year period, as well as the absence of a one-time tax credit benefit recognized in the second quarter of 2025. Operating income for the same periods was $138.7 million and $202.7 million, respectively.
Highlights for the second quarter include:
•Generated Core funds from operations available to common shareholders (Core FFO) per diluted share of $1.88 for the quarter, a 6.8% increase year-over-year.
•Signed 124 leases for 819,273 square feet of comparable retail space — an all-time volume record — with rent growth of 15% on a cash basis and 28% on a straight-line basis.
•Generated Adjusted Comparable Property Operating Income (POI) growth (excluding straight-line rents and amortization of in-place leases) of 4.2%.
•Comparable POI growth was 2.8%.
•Reported overall portfolio occupancy of 93.8% and a leased rate of 96.1% at quarter end, with:
•Occupancy and leased rate both flat sequentially.
•Occupancy up 20 basis points and leased rate up 70 basis points year-over-year.
•Continued strong small shop leased rate, ending the quarter at 93.9% leased — representing an increase of 50 basis points year-over-year and 10 basis points sequentially.
•Acquired an adjacent retail parcel at Kingstowne Towne Center in Alexandria, VA for $19.7 million on April 17, 2026, completing the retail assemblage at the center.
•Sold two properties during the second quarter for a combined $66.1 million.
•Increased the regular quarterly cash dividend by 3% to $1.16 per common share, resulting in an indicated annual rate of $4.64 per common share. This marks the 59th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
•Hosted an Investor Day at Federal Realty’s flagship Santana Row property, where management introduced a framework for long-term FFO and AFFO per share growth targets through 2028.
•Raised and tightened guidance for 2026 earnings per diluted share to $4.22 to $4.30.
•Raised and tightened guidance for both 2026 Nareit FFO and Core FFO per diluted share to $7.48 to $7.56, representing 6.5% Core FFO growth at the midpoint year-over-year.
“This was another quarter of record leasing activity and outsized FFO growth, extending a trend we've sustained for several quarters now, and it's exactly why we're confident executing against the long-term plan we shared with investors at Santana Row,” said Donald C. Wood, President and Chief Executive Officer of Federal Realty. “It all comes back to productivity — getting more out of the exceptional real estate we already own — and that discipline is what's translating into durable growth for our shareholders.”

Financial Results
Net Income
For the second quarter of 2026, net income available for common shareholders was $83.7 million and earnings per diluted share was $0.97 versus $153.9 million and $1.78, respectively, for the second quarter of 2025, with the year-over-year decline primarily driven by a lower gain on the sale of real estate this quarter ($20.6 million compared to $76.5 million in the prior year period) and, to a lesser extent, the absence of a one-time tax credit benefit recognized in the second quarter of 2025.
FFO
Nareit FFO was $162.8 million, or $1.88 per diluted share, for the second quarter of 2026, compared to $165.5 million, or $1.91 per diluted share, in the second quarter of 2025, a 1.6% per share decline. The year-over-year decline is due to a one-time $13.0 million, or $0.15 per share, of new market tax credit transaction income recognized in the second quarter of 2025.
Core FFO was $162.8 million, or $1.88 per diluted share, for the second quarter of 2026, compared to $152.5 million, or $1.76 per diluted share, in the second quarter of 2025, a 6.8% per-share increase.
Nareit FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. Core FFO adjusts Nareit FFO to exclude the impact of certain items that management considers are not indicative of the company’s ongoing operating and financial performance. See attachments for a reconciliation of Nareit FFO and Core FFO and a full definition of Core FFO.
Operational Update
Occupancy
The following operational metrics for the commercial portfolio are as of June 30, 2026:
•Overall portfolio occupancy was 93.8%, flat sequentially and up 20 basis points year-over-year.
•Overall portfolio leased rate was 96.1%, flat sequentially and up 70 basis points year-over-year.
•Small shop leased rate was 93.9%, up 10 basis points sequentially and up 50 basis points year-over-year.
The residential leased rate for comparable properties was 97.0% as of June 30, 2026, down 20 basis points year-over-year.
Leasing Activity
During the second quarter of 2026, Federal Realty signed 131 leases totaling 852,051 square feet of retail space. On a comparable space basis, the company signed 124 leases for 819,273 square feet — an all-time volume record — at an average rent of $33.68 per square foot, compared to $29.23 under prior leases, representing a 15% increase on a cash basis and 28% increase on a straight-line basis.
On a trailing twelve-month basis, Federal Realty signed 453 comparable leases totaling 2,796,064 square feet — also a volume record for any 12-month period — representing 17% rent spreads on a cash basis and 29% on a straight-line basis.
Transaction Activity
•April 17, 2026 — acquired an adjacent 88,000-square-foot retail parcel at Kingstowne Towne Center in Alexandria, VA for $19.7 million, completing the retail assemblage at the center, which Federal Realty originally acquired in 2022.
•May 8, 2026 — sold 3131 Commodore Plaza in Coconut Grove, FL for $8.1 million.
•May 21, 2026 — sold Barcroft Plaza in Falls Church, VA for $58.0 million.
Development Activity
Fully delivered the residential units at Blayr, a mixed-use development on City Avenue in Bala Cynwyd, PA, featuring 217 residential units, 19,000 square feet of ground-floor retail, and on-site parking.
Other Activity*
•Hosted an Investor Day on May 21, 2026 at the company's flagship Santana Row property, where management provided an update on the company's long-term growth strategy and introduced a framework for long-term FFO and AFFO per share growth targets through 2028. A replay of the webcast, along with the presentation and tour books, is available at: https://www.federalrealty.com/investor-day-2026

•Released the company’s 2025 Sustainability Report, available at:
https://www.federalrealty.com/sustainability-report-2025
* The contents of our website are not included in or incorporated by reference into this press release.
Financing Activity
•On April 14, 2026, the company amended and restated the $1.25 billion revolving credit facility, increasing the borrowing capacity to $1.4 billion, reducing the SOFR spread to 72.5 basis points, and extending the maturity date to April 12, 2030, plus two optional six-month extensions.
•During the second quarter, the company issued 493,374 common shares under its at-the-market (ATM) equity offering program at a weighted average price of $123.92 per share, generating gross proceeds of $61.1 million.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees increased the regular quarterly cash dividend to $1.16 per common share, resulting in an indicated annual rate of $4.64 per common share. The regular common dividend will be payable on October 15, 2026 to common shareholders of record as of October 1, 2026. This increase represents the 59th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 15, 2026 to shareholders of record as of October 1, 2026.
2026 Guidance
Federal Realty has raised and tightened its 2026 earnings per diluted share, Nareit FFO, and Core FFO guidance, as summarized in the table below:

Full Year 2026 Guidance	Revised Guidance	Prior Guidance
Net income available for common shareholders per diluted share	$4.22 to $4.30	$3.94 to $4.03
Nareit FFO per diluted share	$7.48 to $7.56	$7.46 to $7.55
Core FFO per diluted share	$7.48 to $7.56	$7.46 to $7.55
Comparable Property POI Growth[1]	3.25% to 3.75%	3.125% to 3.625%
% Core FFO growth over the prior year	5.9% - 7.1%	5.7% - 6.9%
1Adjusted Comparable Property POI growth estimated to be approximately 75 basis points higher than Comparable Property POI growth in 2026 (see appendix).
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its second quarter 2026 earnings conference call, which is scheduled for Friday, July 31, 2026 at 9:00 AM ET. To participate, please call 833-821-4548 or 412-652-1258 prior to the call start time. The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 14, 2026 by dialing 844-512-2921 or 412-317-6671; Passcode: 10209822.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets and select underserved regions with strong economic and demographic fundamentals. Founded in 1962, Federal Realty's mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. This includes a portfolio of open-air shopping centers and mixed-use destinations—such as Santana Row, Pike & Rose, and Assembly Row—which together reflect the company's ability to create distinctive, high-performing environments that serve as vibrant destinations for their communities. Federal Realty's 103 properties include approximately 3,700 tenants in 28.8 million commercial square feet, and approximately 2,500 residential units.

Federal Realty has increased its quarterly dividends to its shareholders for 59 consecutive years, the longest record in the REIT industry. The company is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2026 and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation, tariffs, and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as worldwide pandemics), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2026 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2026
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$325,896	$302,477	$658,554	$604,771
Other property income	9,797	8,769	17,687	15,354
Mortgage interest income	13	277	549	552
Total revenue	335,706	311,523	676,790	620,677
EXPENSES
Rental expenses	64,491	61,609	139,188	129,413
Real estate taxes	39,077	36,681	78,048	73,248
General and administrative	13,470	11,925	25,395	22,800
Depreciation and amortization	100,623	89,241	199,840	176,187
Total operating expenses	217,661	199,456	442,471	401,648

Gain on sale of real estate	20,617	76,501	113,328	77,672
New market tax credit transaction income	—	14,176	—	14,176

OPERATING INCOME	138,662	202,744	347,647	310,877

OTHER INCOME/(EXPENSE)
Other interest income	563	905	1,603	1,648
Interest expense	(50,008)	(44,598)	(99,124)	(87,073)
(Loss) income from partnerships	(664)	905	(503)	1,082
NET INCOME	88,553	159,956	249,623	226,534
Net income attributable to noncontrolling interests	(2,851)	(4,040)	(4,822)	(6,850)
NET INCOME ATTRIBUTABLE TO THE TRUST	85,702	155,916	244,801	219,684
Dividends on preferred shares	(2,008)	(2,008)	(4,016)	(4,016)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$83,694	$153,908	$240,785	$215,668

EARNINGS PER COMMON SHARE, BASIC
Net income available for common shareholders	$0.97	$1.78	$2.79	$2.51
Weighted average number of common shares	86,183	85,969	86,112	85,722
EARNINGS PER COMMON SHARE, DILUTED
Net income available for common shareholders	$0.97	$1.78	$2.78	$2.51
Weighted average number of common shares	86,183	86,611	86,639	86,300

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2026
	June 30,	December 31,
	2026	2025
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,901,302 and $1,832,190 of consolidated variable interest entities, respectively)	$11,348,512	$11,265,167
Construction-in-progress (including $37,695 and $28,418 of consolidated variable interest entities, respectively)	329,803	374,735
	11,678,315	11,639,902
Less accumulated depreciation and amortization (including $487,052 and $468,725 of consolidated variable interest entities, respectively)	(3,444,324)	(3,351,881)
Net real estate	8,233,991	8,288,021
Cash and cash equivalents	107,246	107,415
Accounts and notes receivable, net	262,108	249,755
Mortgage notes receivable, net	—	9,091
Investment in partnerships	30,571	31,881
Operating lease right of use assets, net	81,644	83,120
Finance lease right of use assets, net	6,301	6,410
Prepaid expenses and other assets	337,258	354,767
TOTAL ASSETS	$9,059,119	$9,130,460
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $190,863 and $194,176 of consolidated variable interest entities, respectively)	$518,371	$521,759
Notes payable, net	1,282,856	1,057,331
Senior notes and debentures, net	2,966,685	3,364,010
Accounts payable and accrued expenses	217,548	219,678
Dividends payable	100,490	99,792
Security deposits payable	32,809	31,548
Operating lease liabilities	70,943	72,304
Finance lease liabilities	12,966	12,903
Other liabilities and deferred credits	238,760	250,494
Total liabilities	5,441,428	5,629,819
Commitments and contingencies
Redeemable noncontrolling interests	183,119	181,655
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 shares issued and outstanding	9,822	9,822
Common shares of beneficial interest, $0.01 par, 200,000,000 shares authorized, 86,883,595 and 86,266,009 shares issued and outstanding, respectively	876	869
Additional paid-in capital	4,374,872	4,310,365
Accumulated dividends in excess of net income	(1,179,380)	(1,224,372)
Accumulated other comprehensive income	8,340	2,047
Total shareholders’ equity of the Trust	3,364,530	3,248,731
Noncontrolling interests	70,042	70,255
Total shareholders’ equity	3,434,572	3,318,986
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,059,119	$9,130,460

Federal Realty Investment Trust
Funds From Operations
June 30, 2026
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Nareit Funds from Operations available for common shareholders (Nareit FFO) (1)
Net income	$88,553	$159,956	$249,623	$226,534
Net income attributable to noncontrolling interests	(2,851)	(4,040)	(4,822)	(6,850)
Gain on sale of real estate	(20,617)	(76,501)	(113,328)	(77,672)
Depreciation and amortization of real estate assets	86,531	78,598	171,309	155,096
Amortization of initial direct costs of leases	13,027	9,358	26,260	18,435
Funds from operations	164,643	167,371	329,042	315,543
Dividends on preferred shares (2)	(1,875)	(1,875)	(3,750)	(3,750)
Income attributable to downREIT operating partnership units	595	603	1,191	1,272
Income attributable to unvested shares	(569)	(559)	(1,135)	(1,049)
Nareit FFO	$162,794	$165,540	$325,348	$312,016
Weighted average number of common shares, diluted (2)(3)	86,803	86,611	86,733	86,393

Nareit FFO per diluted share (3)	$1.88	$1.91	$3.75	$3.61

Core Funds from Operations (Core FFO) (1)
Nareit FFO	$162,794	$165,540	$325,348	$312,016
Adjustments:
New market tax credit transaction income, net	—	(13,004)	—	(13,004)
Collection of prior period rents deferred during COVID	—	(69)	—	(136)
Core FFO	$162,794	$152,467	$325,348	$298,876

Core FFO per diluted share (3)	$1.88	$1.76	$3.75	$3.46
Notes:
(1)See Glossary of Terms.
(2)For the three and six months ended June 30, 2026 and 2025, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average number of common shares, diluted."
(3)The weighted average common shares used to compute Nareit and Core FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS for the three months ended June 30, 2026. Conversion of these operating partnership units is dilutive in the computation of Nareit and Core FFO per diluted share for all periods presented.

Federal Realty Investment Trust
Other Supplemental Information
June 30, 2026
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands, except ratios)
EBITDA for Real Estate (EBITDAre) (1)
Net income	$88,553	$159,956	$249,623	$226,534
Interest expense	50,008	44,598	99,124	87,073
Other interest income	(563)	(905)	(1,603)	(1,648)
Income tax (benefit) provision	(90)	69	(171)	37
Depreciation and amortization	100,623	89,241	199,840	176,187
Gain on sale of real estate	(20,617)	(76,501)	(113,328)	(77,672)
Adjustments of EBITDAre of unconsolidated affiliates	1,811	1,816	3,573	3,650
EBITDAre	$219,725	$218,274	$437,058	$414,161

Ratio of EBITDAre to combined fixed charges and preferred share dividends (2)	3.9x	4.2x	3.9x	4.0x

Dividends and Payout Ratios
Regular common dividends declared	$98,167	$94,933	$195,793	$189,808

Dividend payout ratio as a percentage of Nareit FFO	60%	57%	60%	61%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$44,120	$44,883	$79,279	$79,174
Tenant improvements and incentives	25,627	20,284	43,095	42,670
Total non-maintenance capital expenditures	69,747	65,167	122,374	121,844
Maintenance capital expenditures	6,680	5,558	10,495	10,401
Total capital expenditures	$76,427	$70,725	$132,869	$132,245

Other Information
Leasing costs	$5,429	$6,886	$11,708	$13,219
Share-based compensation expense (non-cash)	$3,568	$3,583	$7,871	$7,464

Noncontrolling Interests Supplemental Information (3)
Property operating income (1)	$3,542	$3,555	$6,291	$7,111
New market tax credit transaction income	—	1,172	—	1,172
Depreciation and amortization	(1,093)	(1,132)	(2,302)	(2,390)
Interest expense	(194)	(158)	(358)	(315)
Net income	$2,255	$3,437	$3,631	$5,578

Notes:
(1)See Glossary of Terms.
(2)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor.
(3)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income
June 30, 2026

Components of Rental Income (1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in thousands)
Minimum rents (2)
Commercial	$225,815	$208,547	$451,174	$411,671
Residential	21,898	26,363	44,400	53,274
Cost reimbursements	64,406	59,268	136,319	122,537
Percentage rents	4,148	3,351	9,339	7,808
Other lease related (3)	9,326	5,023	18,015	10,777
Collectibility related impacts	303	(75)	(693)	(1,296)
Total rental income	$325,896	$302,477	$658,554	$604,771
Notes:
(1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
(2)Minimum rents include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions)

Straight-line rents	$7.0	$6.4	$15.8	$13.8
Amortization of in-place leases	$3.5	$3.9	$7.8	$7.0
(3)Includes lease termination fees of $4.6 million and $1.1 million for the three months ended June 30, 2026 and 2025, respectively, and $8.7 million and $2.4 million for the six months ended June 30, 2026 and 2025, respectively.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2026

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Bala Cynwyd on City Avenue residential - Blayr, Friendship Center, Grossmont Center, Pike & Rose Phase IV, Santana West, Willow Grove Shopping Center, and all properties acquired, disposed of, or not consolidated from Q2 2025 to Q2 2026. Comparable Property property operating income ("Comparable Property POI") and Adjusted Comparable Property POI are non-GAAP measures used by management in evaluating the operating performance of our properties period over period. Adjusted Comparable Property POI excludes the impact of straight-line rents and amortization of in-place leases from Comparable Property POI.

Reconciliation of GAAP operating income to Comparable Property POI and Adjusted Comparable Property POI
	Three Months Ended
	June 30,
	2026	2025
	(in thousands)
Operating income	$138,662	$202,744
Add:
Depreciation and amortization	100,623	89,241
General and administrative	13,470	11,925
Gain on sale of real estate	(20,617)	(76,501)
New market tax credit transaction income	—	(14,176)
Property operating income (POI)	232,138	213,233
Less: Non-comparable POI - acquisitions/dispositions	(15,681)	(6,277)
Less: Non-comparable POI - redevelopment, development & other	(10,179)	(6,296)
Comparable Property POI	$206,278	$200,660
Less: Straight-line rents	(2,846)	(4,162)
Less: Amortization of in-place leases	(2,700)	(3,815)
Adjusted Comparable Property POI	$200,732	$192,683

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,		%
	2026	2025	Change
	(in thousands)
Minimum rents	$220,639	$218,333
Cost reimbursements	57,319	56,247
Other (1)	17,171	12,634
Collectibility related impacts	241	450
Total property revenue	295,370	287,664

Rental expenses	(54,445)	(53,522)
Real estate taxes	(34,647)	(33,482)
Total property expenses	(89,092)	(87,004)

Comparable Property POI	$206,278	$200,660	2.8%

Adjusted Comparable Property POI	$200,732	$192,683	4.2%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	June 30,
	2026	2025
	(in thousands)
Redevelopment and tenant improvements and incentives	$35,944	$33,804
Maintenance capital expenditures	5,671	5,296
	$41,615	$39,100

Comparable Property - Occupancy Statistics (2)
	As of June 30,
	2026	2025
GLA - comparable commercial properties	25,620,000	25,657,000
Leased % - comparable commercial properties	96.0%	95.3%
Occupancy % - comparable commercial properties	93.9%	93.4%
Notes:
(1)Includes lease termination fees of $4.2 million and $1.1 million for the three months ended June 30, 2026 and 2025, respectively.
(2)See page 10 for "Summary of Capital Expenditures" and page 25 for portfolio occupancy statistics for our entire portfolio.

Federal Realty Investment Trust
Market Data, Debt Metrics, and Senior Notes and Debentures Covenants
June 30, 2026
	June 30,
	2026	2025
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	87,410	86,790
Market price per common share	$123.44	$94.99
Common equity market capitalization including downREIT operating partnership units	$10,789,890	$8,244,182

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	393
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$9,825

Equity market capitalization	$10,949,715	$8,404,007

Total debt	$4,767,912	$4,487,507
Less: cash and cash equivalents	(107,246)	(177,003)
Total net debt (3)	$4,660,666	$4,310,504

Total market capitalization	$15,610,381	$12,714,511

Leverage and Liquidity Ratio
Total net debt to market capitalization at market price per common share	30%	34%

Senior Notes and Debentures Covenants (4)
	June 30, 2026	Debt Covenant Threshold (5)
Total Debt to Total Assets	39%	< 60%
Secured Debt to Total Assets	5%	< 40%
Consolidated Income to Annual Debt Service Charge	3.9x	> 1.5x
Unencumbered Assets to Unsecured Debt	256%	> 150%

Notes:
(1)Amounts include 526,408 and 529,207 downREIT operating partnership units outstanding at June 30, 2026 and 2025, respectively.
(2)These shares, issued March 8, 2007, are unregistered.
(3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.
(4)The reference period for calculating these covenants is the most recent twelve months ended June 30, 2026.
(5)For a detailed description of the senior unsecured notes covenants and definitions of the terms, please refer to our filings with the Securities and Exchange Commission.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2026
	As of June 30, 2026
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (9)
			(in thousands)
Mortgages payable (1)
Bell Gardens (2)	8/1/2026	4.06%	$10,715
Bethesda Row	12/28/2026 (3)	SOFR + 0.95%	200,000
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Azalea (4)	10/30/2028 (5)	SOFR + 0.85%	55,000
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings)	12/15/2029	SOFR + 1.95% (6)	49,761
Various Hoboken (10 Buildings) (7)	Various through 2029	3.91% to 5.00%	21,051
Chelsea	1/15/2031	5.36%	2,818
Subtotal			519,445
Net unamortized debt issuance costs and discount			(1,074)
Total mortgages payable, net			518,371		4.37%

Notes payable
$750 million term loan (4)	3/20/2028	SOFR + 0.85%	750,000
Revolving credit facility (4)(8)	4/12/2030	SOFR + 0.725%	286,200
$250 million term loan (4)	1/31/2031	SOFR + 0.85%	250,000
Various	Various through 2059	Various	1,108
Subtotal			1,287,308
Net unamortized debt issuance costs			(4,452)
Total notes payable, net			1,282,856		4.51%	(10)

Senior notes and debentures
Unsecured fixed rate
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
5.375% notes	5/1/2028	5.375%	350,000
3.25% exchangeable notes	1/15/2029	3.25%	485,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			2,979,200
Net unamortized debt issuance costs and premium			(12,515)
Total senior notes and debentures, net			2,966,685		4.07%

Total debt, net			$4,767,912

Total fixed rate debt, net			$3,679,964	77%	4.10%
Total variable rate debt, net			1,087,948	23%	4.60%	(10)
Total debt, net			$4,767,912	100%	4.22%	(10)
Notes:
(1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At June 30, 2026, our share of unconsolidated debt was approximately $61.8 million. At June 30, 2026, our noncontrolling interests' share of mortgages payable was $15.1 million.
(2)On July 30, 2026, we repaid this mortgage loan, at par.
(3)We have one one-year extension, at our option to extend the maturity date of this mortgage loan to December 28, 2027.
(4)Our Azalea mortgage loan, revolving credit facility SOFR loans and our unsecured term loans bear interest at Daily Simple SOFR, as defined in the respective credit agreements, plus a spread, based on our current credit rating. The interest rate on $450.0 million of our $750.0 million term loan is fixed at a weighted average interest rate of 4.17% through March 1, 2028 through interest rate swap agreements.
(5)We have two one-year extensions, at our option to extend the maturity date of this mortgage loan to October 30, 2030.
(6)The interest rate on this mortgage loan is fixed at 3.67% through two interest rate swap agreements.
(7)On July 1, 2026 we repaid $10.5 million of these mortgage loans related to six buildings, at par.
(8)The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2026 was $427.7 million and $699.5 million, respectively. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, was 4.4% for both the three and six months ended June 30, 2026.
(9)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 10.
(10)The weighted average effective interest rate excludes $1.1 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2026
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Weighted Average Rate (5)
	(in thousands)
2026	$1,374	$50,372		$51,746		1.1%	6.1%
2027	2,637	890,682	(1)	893,319		18.7%	4.0%
2028	2,511	350,000		352,511		7.4%	5.6%
2029	2,329	943,105		945,434		19.7%	3.6%
2030	684	1,205,000	(2)	1,205,684		25.2%	4.3%
2031	59	536,200	(3)	536,259		11.2%	4.5%	(6)
2032	—	—		—		—%	—%
2033	—	—		—		—%	—%
2034	—	—		—		—%	—%
2035	—	—		—		—%	—%
Thereafter	—	801,000		801,000		16.7%	4.2%
Total	$9,594	$4,776,359		$4,785,953	(4)	100.0%

Notes:
The above table assumes all extension options are exercised.
(1)Our $200.0 mortgage loan secured by Bethesda Row matures on December 28, 2026 plus one one-year extension, at our option to December 28, 2027.
(2)Our $750.0 million term loan matures on March 20, 2028, plus two one-year extensions at our option to March 20, 2030. Additionally, our $55.0 million mortgage loan secured by Azalea matures on October 30, 2028, plus two one-year extensions at our option to October 30, 2030.
(3)Our $1.4 billion revolving credit facility matures on April 12, 2030, plus two six-month extensions at our option to April 12, 2031. As of June 30, 2026, there was $286.2 million outstanding under this facility.
(4)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of June 30, 2026. The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 5 years.
(5)The weighted average rate reflects the weighted average interest rate, as of June 30, 2026, on debt maturing in the respective year.
(6)The weighted average rate excludes $1.1 million in quarterly financing fees and quarterly debt fee amortization on our $1.4 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment and Expansion Opportunities
June 30, 2026

The following redevelopment opportunities are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Projected 2026 POI Delivered (2)
				(in millions)	(in millions)	(as a % of Total)
Projects in process:
Santana West (3)	San Jose, CA	Development of a 369,000 square foot office building. The building is fully leased.	5% - 6%	$325 - $335	$315	75% - 80%
Pike & Rose - 915 Meeting Street (3)	North Bethesda, MD	Development of a 262,000 square foot office building with 10,000 square feet of retail space. The building is fully leased.	6%	$180 - $185	$181	90% - 95%
Santana Row - Lot 12	San Jose, CA	Development of a new six story building with 258 residential units and associated parking	6% - 7%	$140 - $148	$47	—
Willow Grove	Willow Grove, PA	Demolition of 130,000 SF of existing retail to construct a new six story mixed use building with 261 residential units, a 438 space parking structure, and an additional 52,000 SF of retail space	7%	$110 - $120	$19	—
Bala Cynwyd on City Avenue - Blayr	Bala Cynwyd, PA	Demolition of two level department store building to construct a new six story building with 217 residential units, 19,000 square feet of retail and a two-story parking structure with 234 parking stalls. All residential units delivered as of June 30, 2026.	7%	$90 - $95	$80	10% - 15%
Hoboken - 301 Washington Street	Hoboken, NJ	Development of a new 5 story, 45-unit residential building with 10,200 square feet of ground floor retail space	6% - 7%	$45 - $48	$24	—

Property	Location	Opportunity	Projected ROI (4)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (5)
				(in millions)	(in millions)
Grossmont Center	La Mesa, CA	Multi-phase redevelopment of the property encompassing 351,000 square feet of anchor and small shop space, focusing on revitalizing the northern side of the property while demolishing the southern portion of the property to allow for construction of a new pre-leased anchor space.	9% - 10%	$56	$7	2029
Andorra	Philadelphia, PA	Demolition of 31,500 square feet of anchor and small shop spaces to construct a 50,000 square foot turnkey building for a national grocer tenant and redevelopment of 27,000 square feet of vacant small shop space at the north end of the property to construct 10,400 square feet of small shop, and a 10,000 square foot anchor tenant	7% - 8%	$30	$28	Stabilized
Santana Row	San Jose, CA	Reconfiguration of a 52,000 square foot building to accommodate a new fitness tenant.	9%	$8	$0	2027
Dedham Plaza	Dedham, MA	New 3,600 square foot pad building for a new restaurant tenant	10%	$3	$1	2027

Active Property Improvement Projects (6)		Ongoing improvements at 6 properties to better position those properties to capture a disproportionate amount of retail demand	8% - 16%	$44	$23

Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the ROI or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected returns on investment (ROI) and Projected Cost are management's best estimate based on current information and may change over time. Anticipated total cost, and projected ROI, and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for mixed-use redevelopment/expansion projects reflects the unleveraged Property Operating Income (POI) generated by the project and is calculated as POI divided by cost. Projected POI delivered is an approximate calculation of the POI delivered or expected to be delivered and is calculated based on the Projected Cost and Projected ROI disclosed herewith and is based on the mid-point of the range, if applicable. Projected POI delivered includes straight line rent.
(3)Projected costs for Pike & Rose include an allocation of infrastructure costs for the entire project. Santana West includes an allocation of infrastructure for the Santana West site.
(4)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental POI generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(5)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Future Redevelopment and Expansion Opportunities
June 30, 2026

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd on City Avenue	Bala Cynwyd, PA	✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓	✓
Camelback Colonnade	Phoenix, AZ	✓	✓
Chelsea Commons	Chelsea, MA	✓
Congressional North Shopping Center	Rockville, MD		✓
Dedham Plaza	Dedham, MA	✓
Del Monte Shopping Center	Monterey, CA		✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓	✓
Federal Plaza	Rockville, MD		✓
Finley Square	Downers Grove, IL	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓	✓
Governor Plaza	Glen Burnie, MD	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY		✓
Huntington Square	East Northport, NY	✓
Northeast	Philadelphia, PA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA			✓
Providence Place	Fairfax, VA	✓	✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Shops at Pembroke Gardens	Pembroke Pines, FL		✓
The AVENUE at White Marsh	White Marsh, MD		✓
Tower Shopping Center	Springfield, VA	✓
Troy Hills	Parsippany-Troy, NJ	✓
Village at Shirlington	Arlington, VA		✓
Virginia Gateway	Gainesville, VA	✓
Westgate Center	San Jose, CA	✓	✓
Willow Lawn	Richmond, VA		✓
Wynnewood	Wynnewood, PA	✓	✓
Notes:
(1)Remaining entitlements at Assembly Row include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)Remaining entitlements at Pike & Rose include approximately 530,000 square feet of commercial-use buildings and 741 residential units.
(3)Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 137 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row at Santana West.
(4)Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and multi-tenant stand alone pad buildings.
(5)Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Significant Transactions
June 30, 2026
Property Acquisitions

Date	Property	City/State	GLA	Acquisition Price	Principal Tenants
			(in square feet)	(in millions)
March 12, 2026	Congressional North Shopping Center	Rockville, Maryland	217,000	$72.3	Aldi / Michaels / Restoration Hardware Outlet / Petco / Staples
April 17, 2026	Kingstowne Towne Center (1)	Alexandria, Virginia	88,000	$19.7	Regal Cinemas / Multiple restaurants
(1)This retail building will be operated as part of our existing Kingstowne Towne Center property.
Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
February 5, 2026	Santana Row Residential (1 building)	San Jose, California	$148.5
February 5, 2026	Courthouse Center	Rockville, Maryland	$10.0
May 8, 2026	CocoWalk (1 retail building)	Coconut Grove, Florida	$8.1
May 21, 2026	Barcroft Plaza	Falls Church, Virginia	$58.0
Financing Transactions
Revolving Credit Facility
On April 14, 2026, we amended and restated our revolving credit facility, increasing the borrowing capacity from $1.25 billion to $1.4 billion, lowering the spread over SOFR to 72.5 basis points based on our current credit rating, and extending the maturity date to April 12, 2030, plus two six-month extensions at our option. In addition, we have an option to increase the credit facility through an accordion feature to $2.0 billion.
Issuance of Common Shares
During the six months ended June 30, 2026, we sold 493,374 common shares for gross proceeds of $61.1 million.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2026
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Washington Metropolitan Area
Bethesda Row	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	279,192	17	532,000	99%	180	40,000	Giant Food	Apple / Anthropologie / Equinox / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	26,281	10	144,000	100%		51,000	Giant Food	CVS / Staples
Chesterbrook	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	51,308	9	89,000	91%		35,000	Safeway	Starbucks / Multiple Restaurants
Congressional North Shopping Center	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	70,651	13	217,000	95%		33,000	Aldi	Michaels / Staples / Restoration Hardware Outlet / Petco
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	111,309	21	309,000	92%	194	25,000	The Fresh Market	Ulta / Barnes & Noble / Container Store / Gap Factory Store
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	46,876	11	124,000	100%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	75,419	18	249,000	94%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress for Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,884	1	25,000	100%				Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,738	16	204,000	98%				Marshalls / Ross Dress for Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,559	10	133,000	95%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,537	7	73,000	98%		23,000	TBA
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	232,985	48	499,000	99%		135,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Ross Dress for Less / Regal Cinemas
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	62,179	26	367,000	94%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,039	36	369,000	98%		73,000	Giant Food / Target (S)	Marshalls / HomeSense / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy		Washington-Arlington-Alexandria, DC-VA-MD-WV	99,023	40	565,000	98%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Burlington / Ulta
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	20,214	10	90,000	100%		14,000	Trader Joe's	Walgreens / Planet Fitness
Pike & Rose		Washington-Arlington-Alexandria, DC-VA-MD-WV	805,857	24	955,000	100%	447			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	57,193	13	175,000	99%		24,000	Lidl	TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	47,258	10	116,000	97%		18,000	Aldi	CVS / L.A. Fitness
Providence Place		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,706	25	228,000	92%		65,000	Safeway	Micro Center / CVS / Michaels
Quince Orchard	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,702	16	271,000	81%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,425	12	113,000	100%		26,000	L.A. Mart	Total Wine & More / Talbots
Twinbrooke Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	44,625	10	103,000	97%		35,000	Safeway	Outback Steakhouse
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,015	5	48,000	100%		15,000	Trader Joe's
Village at Shirlington	(3)	Washington-Arlington-Alexandria, DC-VA-MD-WV	84,229	16	277,000	93%		28,000	Harris Teeter	CVS / AMC / Multiple Restaurants
Virginia Gateway		Washington-Arlington-Alexandria, DC-VA-MD-WV	212,349	110	668,000	98%		70,000	Giant Food / Target (S) / BJ's Wholesale Club (S)	HomeGoods / Total Wine & More / Best Buy / Ulta / Lowe's (S)
Westpost		Washington-Arlington-Alexandria, DC-VA-MD-WV	121,133	14	298,000	99%		79,000	Harris Teeter / Target	TJ Maxx / Ulta / Walgreens / DSW
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,387	12	89,000	100%		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,894,073	560	7,330,000	97%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	109,216	22	226,000	100%			Walmart (S)	Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	120,494	32	371,000	92%		108,000	Food 4 Less / El Super	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(3)	Los Angeles-Long Beach-Anaheim, CA	14,112	1	42,000	73%				Banana Republic / True Food Kitchen

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2026
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	94,801	22	239,000	85%		32,000	Sprouts	Total Wine & More / Alamo Ace Hardware
Del Monte Shopping Center		Salinas, CA	130,996	46	676,000	80%		25,000	Whole Foods	Macy's / Petco / Pottery Barn / Apple / Sephora
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,228	32	441,000	98%		199,000	Pak-N-Save / Target	Home Depot / Nordstrom Rack / Michaels / Burlington
Escondido Promenade		San Diego-Carlsbad, CA	135,904	18	298,000	100%			Target (S)	TJ Maxx / Dick’s Sporting Goods / Ross Dress for Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	28,126	3	70,000	47%				CB2
Freedom Plaza	(3)(4)	Los Angeles-Long Beach-Anaheim, CA	44,037	9	114,000	92%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress for Less
Grossmont Center	(4)	San Diego-Carlsbad, CA	183,611	64	700,000	95%		294,000	Target / Walmart	Barnes & Noble / CVS
Hastings Ranch Plaza	(3)	Los Angeles-Long Beach-Anaheim, CA	26,014	15	273,000	100%				Marshalls / HomeGoods / CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	44,658	8	99,000	90%				Anthropologie / Sephora / Arhaus Furniture / Teleferic Barcelona
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	82,924	12	155,000	100%		32,000	Target	24 Hour Fitness / Ross Dress for Less / Ulta
Pinole Vista Crossing		San Francisco-Oakland-Hayward, CA	58,493	19	216,000	99%		43,000	FoodMaxx	TJ Maxx / Nordstrom Rack / HomeGoods / Ulta
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	18,135	4	48,000	98%			Superior Grocers (S)	Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	311,272	50	503,000	98%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(3)	San Jose-Sunnyvale-Santa Clara, CA	52,451	22	213,000	100%		141,000	Trader Joe's / Walmart	24 Hour Fitness
Santana Row	(3)	San Jose-Sunnyvale-Santa Clara, CA	1,326,509	50	1,530,000	99%	342			Crate & Barrel / Container Store / Sephora / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	49,148	12	147,000	95%		43,000	Food 4 Less	CVS / Ross Dress for Less
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	165,755	44	650,000	91%		215,000	Target / T&T Supermarket	Nordstrom Rack / Nike Factory / TJ Maxx / Ross Dress for Less
		Total California	3,175,884	485	7,011,000	94%

NY Metro/New Jersey
Brick Plaza	(3)	New York-Newark-Jersey City, NY-NJ-PA	105,034	46	405,000	99%		14,000	Trader Joe's	L.A. Fitness / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	54,965	11	100,000	99%				Banana Republic / Gap / Tommy's Tavern + Tap
Darien Commons		Bridgeport-Stamford-Norwalk, CT	154,932	9	120,000	97%	124			Equinox / Walgreens / Multiple Restaurants
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	100,296	17	408,000	100%		43,000	Lidl / Island of Gold	AMC / Kohl's / Planet Fitness
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	88,991	9	147,000	94%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	34,933	13	103,000	96%		46,000	Greenlawn Farms	Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748	1	36,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	42,495	15	134,000	94%		61,000	Shop Rite	TJ Maxx / Five Below
Hoboken	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	242,441	4	170,000	96%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	114,659	21	217,000	99%		43,000	Whole Foods	Petsmart / REI / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	51,949	18	244,000	91%		20,000	Aldi / Stop & Shop (S)	24 Hour Fitness / AMC
Melville Mall	(3)	New York-Newark-Jersey City, NY-NJ-PA	109,041	21	241,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Burlington
Mercer on One	(3)	Trenton, NJ	126,581	50	551,000	92%		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2026
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	139,781	21	191,000	100%				Bloomies / lululemon / Anthropologie / Pottery Barn / Williams Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	37,505	19	211,000	100%		65,000	Target	Floor & Décor
		Total NY Metro/New Jersey	1,427,351	275	3,278,000	97%

New England
Assembly Row / Assembly Square Marketplace		Boston-Cambridge-Newton, MA-NH	1,158,365	65	1,230,000	97%	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Burlington / World Market / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	32,153	15	113,000	100%		46,000	Roche Bros.	Burlington / Five Below
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	41,098	36	233,000	99%				Home Depot / Planet Fitness / CVS / Burlington
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	55,492	20	253,000	96%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	160,464	19	224,000	94%	7	41,000	Roche Bros.	CVS / Multiple Restaurants
North Dartmouth		Providence-Warwick, RI-MA	1,944	28	5,000	100%				IHOP
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,933	17	149,000	99%		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,469,449	200	2,207,000	97%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	59,697	22	272,000	99%		44,000	Giant Food	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd on City Avenue		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	145,263	23	177,000	93%	304	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	41,522	28	260,000	94%		47,000	Whole Foods	Five Below / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	20,087	24	158,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	25,000	21	226,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,555	29	356,000	100%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	37,557	15	209,000	99%			Lidl (S)	Marshalls / Ulta / Skechers / Crunch Fitness
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	46,919	13	89,000	98%		31,000	Amazon Food	Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	51,345	14	239,000	97%	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			493,945	189	1,986,000	98%

Baltimore
Annapolis Town Center		Baltimore-Columbia-Towson, MD	177,543	19	479,000	95%		71,000	Whole Foods / Target (S)	Restoration Hardware / Pottery Barn / Williams Sonoma / Life Time Fitness / Anthropologie
Governor Plaza		Baltimore-Columbia-Towson, MD	36,300	24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco / Bob's Discount Furniture
Perring Plaza		Baltimore-Columbia-Towson, MD	45,723	29	398,000	100%		57,000	Giant Food	Home Depot / Dick's Sporting Goods / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	137,456	35	315,000	98%				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,887	4	33,000	100%
White Marsh Other		Baltimore-Columbia-Towson, MD	24,537	13	43,000	100%
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,308	7	80,000	98%		54,000	Giant Food
		Total Baltimore	468,754	131	1,591,000	98%

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2026
Property Name		MSA Description	Real Estate at Cost	Acreage	GLA (1)	% Leased (1)	Residential Units	Grocery Anchor GLA	Grocery Anchor (2)	Other Retail Tenants
			(in thousands)
South Florida
CocoWalk	(7)	Miami-Fort Lauderdale-West Palm Beach, FL	200,468	3	271,000	100%				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	76,463	17	187,000	97%		44,000	Aldi	CVS / L.A. Fitness
Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	196,410	41	392,000	97%				Nike Factory / Old Navy / DSW
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	106,548	67	431,000	99%		12,000	Trader Joe's / Costco (S)	TJ Maxx / Ross Dress For Less / Best Buy / Ulta / Home Depot (S)
		Total South Florida	579,889	128	1,281,000	98%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	37,561	14	168,000	96%				L.A. Fitness / Ulta / Binny's / Ferguson Home
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	40,897	21	257,000	78%				Marshalls / HomeGoods / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	17,332	11	141,000	100%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	123,970	17	211,000	98%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	219,760	63	777,000	91%

Other
Barracks Road		Charlottesville, VA	80,352	40	484,000	97%		125,000	Harris Teeter / Kroger	Anthropologie / Old Navy / Ulta / Michaels
Camelback Colonnade	(4)	Phoenix-Mesa-Chandler, AZ	186,373	41	603,000	99%		82,000	Fry's Food & Drug	Marshalls / Nordstrom Last Chance / Best Buy / HomeGoods
Gratiot Plaza		Detroit-Warren-Dearborn, MI	21,714	20	205,000	85%		69,000	Kroger	Best Buy / Bob's Discount Furniture
Lancaster	(3)	Lancaster, PA	8,220	11	127,000	95%		75,000	Giant Food	AutoZone
The Shops at Hilton Village	(3)(4)	Phoenix-Mesa-Chandler, AZ	89,322	18	305,000	87%				CVS / Houston's
Town Center Crossing / Town Center Plaza		Kansas City, MO-KS	265,514	59	552,000	97%		12,000	Trader Joe’s	Crate & Barrel / Pottery Barn / Restoration Hardware / Apple / Aritzia / Macy's (S) / Dick's House of Sport (S)
29th Place		Charlottesville, VA	41,186	15	168,000	99%		32,000	Lidl	HomeGoods / DSW / Staples
Village Pointe		Omaha, NE-IA	147,015	48	454,000	98%				Nordstrom Rack / Best Buy / Apple / Sephora / lululemon / Scheels (S)
Willow Lawn		Richmond, VA	109,514	37	462,000	98%		66,000	Kroger	Old Navy / Ross Dress for Less / Gold's Gym / Dick's Sporting Goods / Ulta
		Total Other	949,210	289	3,360,000	96%

Grand Total			$11,678,315	2,320	28,821,000	96%	2,683

Notes:
(1)	Represents the GLA and percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	TBA indicates that a lease is signed.
(3)	All or a portion of this property is owned pursuant to a ground lease.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(7)	This property includes CocoWalk and three buildings in Coconut Grove.
(S)	Shadow anchor located adjacent to the property, but is not part of the owned property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2026

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2026	124	100%	819,273	$33.68	$29.23	$3,649,131	15%	28%	9.1	$22,149,106	$27.04
1st Quarter 2026	101	100%	649,078	$35.79	$31.75	$2,619,479	13%	23%	7.4	$14,278,520	$22.00
4th Quarter 2025	105	100%	600,684	$39.09	$34.84	$2,552,365	12%	24%	7.4	$18,043,426	$30.04
3rd Quarter 2025	123	100%	727,029	$35.71	$27.85	$5,710,439	28%	43%	8.1	$15,446,743	$21.25
Total - 12 months	453	100%	2,796,064	$35.86	$30.66	$14,531,414	17%	29%	8.0	$69,917,795	$25.01

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2026	51	41%	375,567	$30.37	$22.71	$2,874,478	34%	51%	12.7	$21,602,686	$57.52
1st Quarter 2026	41	41%	242,901	$37.98	$30.24	$1,880,171	26%	35%	8.6	$13,563,195	$55.84
4th Quarter 2025	53	50%	261,082	$36.39	$28.57	$2,040,053	27%	40%	9.7	$15,259,185	$58.45
3rd Quarter 2025	57	46%	234,886	$45.16	$35.52	$2,263,260	27%	43%	8.9	$12,947,803	$55.12
Total - 12 months	202	45%	1,114,436	$36.55	$28.43	$9,057,962	29%	43%	10.1	$63,372,869	$56.87

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2026	73	59%	443,706	$36.49	$34.74	$774,653	5%	15%	6.5	$546,420	$1.23
1st Quarter 2026	60	59%	406,177	$34.48	$32.66	$739,308	6%	16%	6.6	$715,325	$1.76
4th Quarter 2025	52	50%	339,602	$41.17	$39.66	$512,312	4%	15%	5.8	$2,784,241	$8.20
3rd Quarter 2025	66	54%	492,143	$31.20	$24.19	$3,447,179	29%	42%	7.6	$2,498,940	$5.08
Total - 12 months	251	55%	1,681,628	$35.40	$32.14	$5,473,452	10%	21%	6.6	$6,544,926	$3.89

Total Lease Summary - Comparable and Non-comparable (2)
Quarter				Number of Leases Signed	Comparable % of Total Leases	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2026				131	95%	852,051		$33.79	9.1	$24,485,220	$28.74
1st Quarter 2026				106	95%	661,158		$36.10	7.4	$15,024,805	$22.72
4th Quarter 2025				109	96%	612,978		$39.30	7.5	$18,384,628	$29.99
3rd Quarter 2025				132	93%	774,890		$36.97	8.3	$20,185,470	$26.05
Total - 12 months				478	95%	2,901,077		$36.33	8.1	$78,080,123	$26.91

Total Lease Summary - Comparable, Non-comparable, and Option Exercises (2) (8)
Quarter				Number of Leases Signed		GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
2nd Quarter 2026				149		1,121,498		$32.67	8.2	$24,485,220	$21.83
1st Quarter 2026				134		881,718		$34.86	6.9	$15,024,805	$17.04
4th Quarter 2025				130		836,216		$36.47	6.8	$18,384,628	$21.99
3rd Quarter 2025				151		1,013,278		$34.24	7.7	$20,185,470	$19.92
Total - 12 months				564		3,852,710		$34.41	7.5	$78,080,123	$20.27

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Contractual option exercises are not included unless they are fair market value options.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent considered part of base rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	Option exercises reflect a fixed rate contractual option under the lease agreement that was exercised during the period reflected.

Federal Realty Investment Trust
Lease Expirations
June 30, 2026

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2026	295,000	2%	$23.86	420,000	4%	$35.10	715,000	3%	$30.46
2027	1,316,000	7%	$23.27	1,015,000	11%	$48.46	2,331,000	9%	$34.24
2028	2,187,000	12%	$17.76	1,263,000	13%	$50.91	3,450,000	13%	$29.90
2029	2,276,000	13%	$26.75	1,313,000	14%	$49.61	3,589,000	13%	$35.12
2030	1,841,000	10%	$21.91	1,092,000	12%	$51.22	2,933,000	11%	$32.82
2031	1,421,000	8%	$24.36	1,113,000	12%	$49.31	2,534,000	9%	$35.31
2032	2,109,000	12%	$29.96	916,000	10%	$50.47	3,025,000	11%	$36.17
2033	1,093,000	6%	$25.76	634,000	7%	$48.13	1,727,000	6%	$33.98
2034	912,000	5%	$21.62	509,000	5%	$49.62	1,421,000	5%	$31.65
2035	1,372,000	8%	$30.85	508,000	5%	$50.96	1,880,000	7%	$36.28
Thereafter	2,792,000	16%	$27.21	633,000	7%	$53.22	3,425,000	13%	$32.01
Total (3) (4)	17,614,000	100%	$25.08	9,416,000	100%	$49.47	27,030,000	100%	$33.57

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2026	280,000	2%	$24.63	401,000	4%	$34.48	681,000	3%	$30.43
2027	618,000	4%	$24.69	691,000	7%	$45.70	1,309,000	5%	$35.79
2028	515,000	3%	$17.35	712,000	8%	$47.72	1,227,000	5%	$34.98
2029	446,000	3%	$35.90	727,000	8%	$49.84	1,173,000	4%	$44.54
2030	312,000	2%	$22.73	676,000	7%	$50.32	988,000	4%	$41.62
2031	488,000	3%	$22.31	572,000	6%	$49.63	1,060,000	4%	$37.05
2032	307,000	2%	$34.99	569,000	6%	$53.85	876,000	3%	$47.24
2033	360,000	2%	$24.90	530,000	6%	$54.71	890,000	3%	$42.64
2034	676,000	4%	$28.15	501,000	5%	$48.76	1,177,000	4%	$36.92
2035	695,000	4%	$25.54	490,000	5%	$52.92	1,185,000	4%	$36.87
Thereafter	12,917,000	73%	$24.78	3,547,000	38%	$50.11	16,464,000	61%	$30.24
Total (3) (4)	17,614,000	100%	$25.08	9,416,000	100%	$49.47	27,030,000	100%	$33.57

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of June 30, 2026.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2026.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2026

	As of:
	June 30, 2026	March 31, 2026	June 30, 2025

Commercial Properties

Overall Portfolio (1)(2)
Gross Leasable Area (GLA)	28,821,000	28,961,000	27,397,000
Leased %	96.1%	96.1%	95.4%
Occupied %	93.8%	93.8%	93.6%
Leased % - anchor tenants	97.3%	97.3%	96.4%
Leased % - small shop tenants	93.9%	93.8%	93.4%
Active commercial tenant leases	3,739	3,753	3,547

Comparable Properties (1)(3)
GLA	25,620,000	25,570,000	25,657,000
Leased %	96.0%	96.1%	95.3%
Occupied %	93.9%	93.7%	93.4%

Residential Properties

Overall Portfolio (1)(2)(4)
Residential units	2,466	2,466	2,996
Leased %	97.0%	95.6%	96.9%

Comparable Properties (1)(3)
Residential units	2,466	2,466	2,465
Leased %	97.0%	95.6%	97.2%

Notes:
(1)	See Glossary of Terms.
(2)	Excludes redevelopment square footage and residential units not yet placed in service.
(3)	Prior periods are adjusted for the current comparable property pool.
(4)	Excludes our new residential building at Bala Cynwyd on City Avenue called Blayr that opened in 1Q26 and currently is in the process of being leased-up for the first time. If these units were included at June 30, 2026 and March 31, 2026, our total residential units would be 2,683 and 2,548, respectively, and our percentage leased would be 93.9% for both periods.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2026

Rank	Tenant Name	Credit Ratings (S&P/Moody's) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A / A2	$24,116,000	2.41%	1,193,000	3.82%	40
2	Ahold Delhaize	BBB+ / Baa1	$17,319,000	1.73%	825,000	2.64%	13
3	NetApp, Inc.	BBB+ / Baa2	$16,138,000	1.61%	304,000	0.97%	1
4	Cisco Systems, Inc.	AA- / A1	$14,498,000	1.45%	267,000	0.85%	2
5	Gap, Inc., The	BB+ / Ba2	$14,189,000	1.42%	423,000	1.35%	41
6	CVS Corporation	BBB / Baa3	$11,030,000	1.10%	261,000	0.84%	19
7	KnitWell Group (Ann Taylor, Chico's, Loft, Talbots, White House Black Market, Soma, Lane Bryant)	NR / NR	$9,768,000	0.98%	228,000	0.73%	46
8	Fitness International LLC	B / B2	$9,044,000	0.90%	347,000	1.11%	9
9	Amazon/Whole Foods	AA / A1	$8,891,000	0.89%	284,000	0.91%	6
10	Albertsons Companies Inc. (Acme, Balducci's, Safeway)	BB+ / Ba1	$8,807,000	0.88%	545,000	1.75%	10
11	Ross Stores, Inc.	A- / A2	$8,662,000	0.87%	389,000	1.25%	14
12	Home Depot, Inc.	A / A2	$7,851,000	0.79%	478,000	1.53%	6
13	Dick's Sporting Goods, Inc.	BBB / Baa2	$7,510,000	0.75%	401,000	1.28%	9
14	AMC Entertainment Inc.	CCC+ / Caa2	$7,433,000	0.74%	283,000	0.91%	6
15	Burlington Stores, Inc.	BB+ / Ba1	$7,323,000	0.73%	327,000	1.05%	10
16	PUMA North America, Inc.	NR / NR	$7,300,000	0.73%	155,000	0.50%	2
17	Ulta Beauty, Inc.	NR / NR	$7,167,000	0.72%	204,000	0.65%	19
18	Kroger Co., The	BBB / Baa1	$7,116,000	0.71%	592,000	1.90%	11
19	PwC US Group LLP	NR / NR	$7,023,000	0.70%	141,000	0.45%	1
20	Bob's Discount Furniture, LLC	NR / NR	$6,958,000	0.70%	278,000	0.89%	7
21	J.Crew Group, LLC	CCC+ / Caa1	$6,523,000	0.65%	122,000	0.39%	23
22	Choice Hotels International, Inc.	BBB- / Baa3	$6,448,000	0.65%	119,000	0.38%	1
23	Bank of America, N.A.	A- / A1	$6,385,000	0.64%	105,000	0.34%	19
24	Michaels Stores, Inc.	B- / B2	$6,097,000	0.61%	312,000	1.00%	14
25	JPMorgan Chase Bank	A / A1	$5,787,000	0.58%	87,000	0.28%	19
	Totals - Top 25 Tenants		$239,383,000	23.95%	8,670,000	27.76%	348

	Total (5):		$999,689,000	(2)	31,231,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2026. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
2026 Guidance
June 30, 2026

Full Year 2026 Guidance
	2026 Guidance (1)	2026 Prior Guidance
Net income available for common shareholders per diluted share	$4.22 - $4.30	$3.94 - $4.03
Nareit FFO per diluted share (2)	$7.48 - $7.56	$7.46 - $7.55
Core FFO per diluted share (2)	$7.48 - $7.56	$7.46 - $7.55
Comparable properties growth	3.25% - 3.75%	3.125% - 3.625%
Lease termination fees	$10 - $11 million	$8 - $9 million
Incremental redevelopment/expansion POI (3)	$14.5 - $15.5 million	$14 - $15 million
General and administrative expenses	$49 - $51 million	$47 - $49 million
Development/redevelopment capital	$175 - $225 million	$175 - $225 million
Capitalized interest	$11 - $12 million	$11 - $12 million
Notes:
(1)Does not include the impact of acquisitions or dispositions other than those which have closed as of July 30, 2026. All amounts are estimates.
(2)The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated Nareit FFO and Core FFO per diluted share for the full year 2026:

	Full Year 2026 Guidance Range
	Low	High
Estimated net income available for common shareholders per diluted share	$4.22	$4.30
Adjustments:
Estimated gain on sale of real estate	(1.30)	(1.30)
Estimated depreciation and amortization	4.56	4.56
Estimated Nareit FFO and Core FFO per diluted share	$7.48	$7.56

See Glossary of Terms. Individual items may not add up to total due to rounding.
(3)Reflects the estimated additional POI to be recognized in the period indicated versus the prior year or prior year quarter period as applicable. Projects included in incremental redevelopment/expansion POI included Huntington Shopping Center, Santana West, Pike & Rose - 915 Meeting Street, and Bala Cynwyd on City Avenue - Blayr for all periods presented. See page 16 for information on these projects and note 2 of page 16 for the definition of POI. See also page 17 in our Form 8-K filed on February 12, 2026 related to Huntington Shopping Center.

	Annual			2026 Quarterly
	2024 Actual	2025 Actual	2026 Estimate	1Q Actual	2Q Actual	3Q Estimate	4Q Estimate
	($ in millions)
Total redevelopment/expansion POI	$12	$17	$32	$21	$25	$28	$32
Incremental redevelopment/expansion POI		$5	$15	$4	$4	$3	$4

Glossary of Terms
EBITDA for Real Estate (EBITDAre): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("Nareit") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the Nareit definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.
Nareit-defined Funds From Operations (Nareit FFO): Nareit FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. Nareit developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, Nareit FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider Nareit FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of Nareit FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.
Core Funds From Operations (Core FFO): Core FFO is a supplemental non-GAAP financial measure of performance that adjusts Nareit FFO to exclude the impact of certain items that management considers are not indicative of the Company’s ongoing operating and financial performance. These adjustments include, when applicable, (1) gains or losses on early extinguishment of debt, (2) new market tax credit transaction income, (3) executive transition costs, (4) collection of prior period rents which were contractually deferred or payments renegotiated related to the COVID-19 pandemic, and (5) other items as determined by management. Management believes Core FFO provides enhanced comparability across periods and additional insight into the Company’s underlying operating results, by excluding items that may reflect short-term fluctuations in net income and Nareit FFO. Core FFO is not intended to be a substitute for net income or Nareit FFO. Comparison of our presentation of Core FFO to similarly titled measures for other REITs may not be meaningful due to possible differences in the way Core FFO is defined or applied by other REITs.
Property Operating Income: Total revenue less rental expenses and real estate taxes.
Overall Portfolio: Includes all consolidated operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period, excluding leases at properties sold during the quarter or under contract to be sold. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent considered to be part of base rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgment as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.